                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

   We consent to the incorporation by reference in the Registration Statements (Form S-8) pertaining to (i) the Amended and Restated 1996 Equity Participation Plan of Varco International, Inc. (No. 333-38064), (ii) the D.O.S. Ltd. 1993 Stock Option Plan (No. 333-05237), (iii) the Tuboscope Vetco International Inc. 401(k) Thrift Savings Plan (No. 333-43385), (iv) the Tuboscope Inc. Employee Qualified Stock Purchase Plan (No. 333-56039) (v) the Tuboscope Inc. Deferred Compensation Plan (No. 333-56041) and (v) the Varco 1980 Employee Stock Purchase Plan, the Varco International, Inc. 1990 Stock Option Plan and the Varco International, Inc. 1994 Directors' Stock Option Plan (No. 333-38066) of Varco International, Inc. of our report dated January 26, 2001 with respect to the consolidated financial statements and schedules of Varco International, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2000.

                                                    ERNST & YOUNG LLP

Houston, Texas
March 8, 2001